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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated December 21, 2009 on the financial statements and financial highlights of the Columbia Absolute Return Currency and Income Fund (formerly RiverSource Absolute Return Currency and Income Fund), Columbia Emerging Markets Bond Fund (formerly RiverSource Emerging Markets Bond Fund), Columbia Global Bond Fund (formerly RiverSource Global Bond Fund), Columbia Emerging Markets Opportunity Fund (formerly Threadneedle Emerging Markets Fund), Columbia Global Equity Fund (formerly Threadneedle Global Equity Fund) and Columbia Global Extended Alpha Fund (formerly Threadneedle Global Extended Alpha Fund) of the RiverSource Global Series, Inc. included in the annual reports for the fiscal year ended October 31, 2009 incorporated by reference in the Statement of Additional Information in this Post-Effective Amendment No. 62 to the Registration Statement (Form N-1A, No. 33-25824) of the RiverSource Global Series, Inc. as filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
September 22, 2010